Francois Nader, M.D.

 June 6, 2006

Securities and Exchange Commission

Attn: Filing Desk

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: NPS Pharmaceuticals, Inc.

      File No. 0-23272

Ladies and Gentlemen,

      I hereby authorize Val R. Antczak, Senior Vice President, General

Counsel and Secretary; Kevin J. Ontiveros, Vice President, Corporate Law;

or Morgan R. Brown, Vice President, Finance, to sign on my behalf:

* all forms required under Section 16(a) of the Securities Exchange

Act of 1934, as amended, relating to transactions involving the stock or derivative securities of NPS Pharmaceuticals, Inc.; and also

* the application to generate access codes used for filing such

Section 16(a) forms electronically with the SEC.

      Accordingly, Messrs. Antczak, Ontiveros and Brown are authorized to sign any Form ID, Form 3, Form 4, Form 5 or amendment thereto which I am required to file with the same effect as if I had signed them myself.

      This authorization shall remain in effect until revoked in writing by me.

                                    Sincerely,

                                    /s/ FRANCOIS NADER

                                    Francois Nader

cc: Val R. Antczak, Secretary

NPS Pharmaceuticals, Inc.

383 Colorow Drive

Salt Lake City, Utah 84108